Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-131981 on Form S-8 of our report dated March 13, 2009, relating to the financial statements and financial statement schedule of FreightCar America, Inc. and subsidiaries, and the effectiveness of FreightCar America, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of FreightCar America, Inc. for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 13, 2009

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